UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 18, 2007

CANTEL MEDICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-31337	22-1760285
(State or other jurisdiction	(Commission	(IRS Identification
of incorporation)	File Number)	Number)

150 Clove Road, Little Falls, New Jersey		07424
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (973) 890-7220

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 18, 2007, we appointed Mark N. Diker to fill the vacancy created by the resignation of Dr. Spencer Foreman as a director on June 25, 2007. Mark N. Diker is the son of Charles M. Diker, Chairman of our Board of Directors. Because of this family relationship, the Board of Directors has determined that Mark N. Diker is not independent under the categorical standards for Director Independence adopted as part of our Corporate Governance Guidelines. Mr. Diker will not serve on any standing committees of the Board.

Mark N. Diker is co-founder of Diker Management LLC, a registered investment adviser, where he has served as co-managing partner since February 2003. From 2000 to 2002, he served as a General Partner at Arsenal Capital Partners, a private equity firm he co-founded.

In connection with his appointment, on October 18, 2007, Mark N. Diker was granted an option to purchase 15,000 shares of Common Stock under our 2006 Equity Incentive Plan. The option has a five year term and is exercisable in three equal annual installments of 5,000 shares each commencing on October 18, 2007. Mr. Diker will be eligible for quarterly and annual options under the 2006 Equity Incentive Plan, as well as director’s fees, on the same terms as the other non-employee directors of the Registrant (as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on November 27, 2006), except that for fiscal 2008 he will receive a pro rata portion of the annual retainer based on the number of months in which he serves as a director in fiscal 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANTEL MEDICAL CORP.
(Registrant)

	By:	/s/ R. Scott Jones
R. Scott Jones,
President and Chief Executive
Officer

Date: October 23, 2007